UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2023

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Perpetua Resources Corp. (the “Company) today announced that it has appointed Michael Wright to serve as Vice President, Projects of the Company, effective August 14, 2023.

Mr. Wright, age 44, has over 20 years of experience working with multi-national, multi-discipline diverse workforces across Europe, Africa, Central Asia, South America, North America, the Middle East and Russia. Prior to joining the Company, Mr. Wright served as a Project Director of Teck Resources Limited, a Canadian mining company, from April 2023 until August 2023. From 2020 until 2022, Mr. Wright worked for Ma'aden Gold and Base Metals Company, a state-owned mining company, and served as Project Manager and Project Director for the largest gold mine in Saudi Arabia. He served as a Program and Study Manager for Newmont Corporation (“Newmont”), a Colorado-based gold mining company, from 2017 until 2020, where Mr. Wright successfully commissioned the carbon pre-flotation circuit and pyrite leach circuit while working on a processing plant expansion project at Newmont’s Peñasquito mine in Mexico. Mr. Wright holds a Bachelor of Science in Political Science and History from the University of Idaho and a Master of Science in Construction Management from the University of Washington.

In connection with his appointment, Mr. Wright entered into an employment agreement with Perpetua Resources Idaho, Inc., the Company’s wholly owned subsidiary (“PRI”), effective as of August 14, 2023 (the “Employment Agreement”). The Employment Agreement provides for at-will employment where either Mr. Wright or PRI may terminate Mr. Wright’s employment at any time for any reason, subject to certain severance obligations described below. Pursuant to the Employment Agreement, Mr. Wright will receive an annualized base salary of $300,000 and is eligible to receive a target annual performance bonus under the Company’s annual incentive plan equal to 35% of his annualized base salary, pro-rated for 2023 based on the number of calendar days Mr. Wright is employed by PRI in 2023. The Employment Agreement further provides that Mr. Wright is eligible to participate in the Company’s standard employee benefit plans and programs.

Pursuant to the Employment Agreement, if Mr. Wright’s employment is terminated without “Cause” or by Mr. Wright for “Good Reason” (each as defined in the Employment Agreement), Mr. Wright will be eligible to receive a lump sum cash payment equal to the sum of (x) 12 months of his then-current annualized base salary and (y) either the amount of the annual performance bonus paid to Mr. Wright under the Company’s annual incentive plan for the year prior to the year in which the termination of employment occurs (if terminated without Cause) or Mr. Wright’s target annual performance bonus under the Company’s annual incentive plan for the year of termination (if Mr. Wright resigns for Good Reason). If Mr. Wright’s employment is terminated due to his “Disability” (as defined in the Employment Agreement), Mr. Wright will be eligible to receive a lump sum cash payment equal to the amount of the annual performance bonus paid to Mr. Wright under the Company’s annual incentive plan for the year prior to the year in which the termination of employment occurs. In the event that Mr. Wright’s qualifying termination of employment occurs during the first year of employment, any payments will be determined at 50% of the amount indicated in the description above. The Employment Agreement also contains certain restrictive covenants applicable to Mr. Wright, which apply during the term of employment and generally for a period of 12 months post-termination.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit in the Company’s next quarterly report on Form 10-Q.

Further, pursuant to Mr. Wright’s Employment Agreement, the Company intends to grant Mr. Wright a one-time award of 20,000 performance share units (“PSUs”) under the Company’s Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is subject to certain performance conditions, and to the extent earned, entitles Mr. Wright to receive one common share of the Company (or cash equal to the value thereof) for each vested PSU. 50% percent of such PSUs will vest on August 31, 2025, and 50% of such PSUs will vest on August 31, 2027, subject to Mr. Wright’s attainment of certain performance conditions and continued employment through each such date. If Mr. Wright’s employment is terminated by the Company without Cause (as defined in the applicable award agreement) or if Mr. Wright undergoes a Retirement (as defined in the Plan), in each case, prior to August 31, 2027, then a prorated portion of any unvested PSUs will immediately vest, based on target performance. If Mr. Wright’s employment is terminated by reason of his death or Disability (as defined in the Plan), in each case, prior to August 31, 2027, then all unvested PSUs will immediately vest, based on target performance. The foregoing summary of the PSUs does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of PSU award agreement filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the 2021 fiscal year and the Plan filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 9, 2021.

The selection of Mr. Wright to serve as the Company’s Vice President, Projects was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Wright and any director or executive officer of the Company. The Company is not aware of any transaction in which Mr. Wright has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 14, 2023, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Wright, pursuant to which the Company agreed to indemnify him against certain liabilities that may arise by reason of his status as an officer of the Company and to advance him expenses incurred as a result of any proceedings against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its other executive officers and directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of which will be filed as an exhibit in the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release announcing the appointment of Mr. Wright to serve as Perpetua’s Vice President, Projects, effective August 14, 2023. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: August 14, 2023	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer